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ACUSON CORPORATION                                                 EXHIBIT 10.30
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                          CHANGE IN CONTROL AGREEMENT
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     THIS CHANGE IN CONTROL AGREEMENT, made as of the 12th day of  October,
1998, by and between Acuson Corporation, a company incorporated under the laws of Delaware (the "Company"), and _____________ ("Executive").

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Executive in the event of a threat or occurrence of a Change in Control and to ensure Executive's continued dedication and efforts in such event without undue concern for Executive's personal financial and employment security; and

     WHEREAS, in order to induce Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with Executive to provide Executive with certain benefits in the event Executive's employment is terminated as a result of, or in connection with, a Change in Control;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.  Term of Agreement.  This Agreement shall commence as of October 12,
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1998 (the "Effective Date") and shall continue in effect until the third anniversary of the Effective Date; provided, that commencing on the third anniversary of the Effective Date and on each subsequent anniversary thereof, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of thirteen (13) months after the occurrence of a Change in Control.

     2.  Definitions.
         -----------

          2.1.    Accrued Compensation.  "Accrued Compensation" shall mean an
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amount which shall include all amounts earned or accrued through the Termination

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Date (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of the Company during the period ending on the Termination Date, (iii) paid time off (PTO) pay and (iv) bonuses and incentive compensation.

          2.2.    Base Amount.   "Base Amount" shall mean the amount of
                  -----------
Executive's annual base salary at the rate in effect immediately prior to the Change in Control, and shall include all amounts of Executive's base salary that are deferred under any qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

          2.3.    Bonus Amount.  "Bonus Amount" shall mean the greater of (i)
                  ------------
Executive's incentive target for the fiscal year in which the Change in Control occurs and as in place immediately prior to the Change in Control, or (ii) Executive's incentive target for the fiscal year in which the Termination Date occurs.

          2.4.    Cause.  A termination of employment is for "Cause" if
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Executive has been convicted of a felony involving fraud or dishonesty or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board to the effect that Executive (i) intentionally and continually failed substantially to perform Executive's reasonably assigned duties with the Company (other than a failure resulting from Executive's incapacity due to physical or mental illness or from Executive's assignment of duties that would constitute Good Reason (as hereinafter defined)), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Executive specifying the manner in which Executive has failed substantially to perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided,
                                                                       --------
that no termination of Executive's employment shall be for Cause as set forth in clause (ii) above until (a) there shall have been delivered to Executive a copy of a written notice setting forth that Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (b) Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of Executive's counsel if Executive so desires). No act, nor failure to act, on Executive's part shall be considered "intentional" unless Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that Executive's action or failure to act was in the best interest of the Company.

          2.5.    Change in Control.  "Change in Control" shall mean any of the
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following:

              (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as the term "person" is used for purposes of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has Beneficial Ownership (as the term "beneficial ownership" is defined under Rule 13d-3 promulgated

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under the 1934 Act) of (i) twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities, which acquisition is not approved in advance by a majority of the Incumbent Board (as hereinafter defined), or (ii) thirty three percent (33%) or more of the combined voting power of the Company's then outstanding Voting Securities, which acquisition is approved in advance by a majority of the Incumbent Board; provided, that in each
                                                          --------
case of (i) or (ii) above, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary,
(3) any Person in connection with a Non-Control Transaction (as hereinafter defined) or (4) Karl Johannsmeier of a percentage of the combined voting power of the Company's then outstanding Voting Securities (the "Voting Power") which does not cause the aggregate percentage of the Voting Power held by him to exceed twenty-five percent (25%) when his aggregate percentage of the Voting Power is combined with the aggregate percentage of the Voting Power held collectively by all of Mr. Johannsmeier's associates, affiliates (other than the Company) and Persons with whom he is acting in concert with respect to such acquisition or acquisitions (collectively, the "Johannsmeier Group"); provided, however, that if, after the date of this Agreement, Mr. Johannsmeier or any of the Johannsmeier Group sells, donates, assigns or otherwise transfers the Beneficial Ownership of any Voting Securities, including among themselves, then any subsequent acquisition of Beneficial Ownership of Voting Securities (other than pursuant to the exercise of options granted under a Company stock option plan) shall not be deemed to be a Non-Control Acquisition pursuant to this
Section 2.5(a); provided, further that in the event of Mr. Johannsmeier's death or incapacity due to physical or mental illness, any acquisition by the trustee or other representative of Mr. Johannsmeier or his estate or any Person acting on Mr. Johannsmeier's behalf shall also not be deemed to be Non-Control Acquisition pursuant to this Section 2.5(a);

          (b) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that if the
                                                       --------
appointment, election or nomination for election by the Company's stockholders of any new director was approved by a vote of two-thirds (2/3rds) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; and provided, further, that no
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individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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               (c) Approval by stockholders of the Company of:

                    (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization satisfies the conditions set forth in clauses (A) through (C) below (the transactions described by clauses (A) through (C) below being referred to herein as "Non-Control Transactions"):

                         (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                         (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                         (C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                    (ii)  A complete liquidation or dissolution of the Company;
     or

                    (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, that if a
                                                           --------
Change in Control would occur (but for

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the operation of this sentence) as a result of the acquisition of Voting
Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities (other than pursuant to the exercise of options granted under a Company stock option plan or pursuant to a Capital Structure Change (as hereinafter defined)) which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person in excess of the permitted amount of the outstanding Voting Securities, then a Change in Control shall occur. For purposes of this paragraph, a "Capital Structure Change" shall mean any change made in the Voting Securities of the Company (including a stock dividend or stock split) not involving the receipt of consideration by the Company.

               (d) Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Change in Control and it is determined that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then, for all purposes of this Agreement, the date of a Change in Control with respect to Executive shall mean the date immediately prior to the date of such termination of Executive's employment.

          2.6.     Company.  The "Company" shall mean Acuson Corporation and
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shall include its "Successors and Assigns" (as hereinafter defined).

          2.7.     Disability.  "Disability" shall mean a physical or mental
                   ----------
infirmity which impairs Executive's ability to substantially perform Executive's duties with the Company for a period of one hundred eighty (180) consecutive days and Executive has not returned to Executive's full-time employment prior to the Termination Date as stated in the Notice of Termination (as hereinafter defined).

          2.8.     Good Reason.
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               (a) "Good Reason" shall mean the occurrence after a Change in
Control of any of the events or conditions described in subsections (i) through
(viii) hereof :

                    (i) (A) a change in Executive's status, title, position, responsibilities (including reporting responsibilities) or working conditions which represents an adverse change from Executive's status, title, position, responsibilities or working conditions as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (B) the assignment to Executive of any duties or responsibilities which are inconsistent with Executive's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of Executive from or failure to reappoint or reelect Executive to any of such offices or positions, except in connection with the

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     termination of Executive's employment for Disability, Cause, as a result of
     Executive's death or by Executive other than for Good Reason;

                    (ii) reduction in Executive's base salary to a level below that in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, or any failure to pay Executive any compensation or benefits to which Executive is entitled within five (5) days of the date due;

                    (iii) the Company's requiring Executive to be based at any place outside a 50-mile radius from Executive's job location or residence prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                    (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which Executive was participating at any time within ninety (90) days preceding the date of the Change in Control or at any time thereafter, including, but not limited to, the plans listed on Appendix A (which shall include paid time off policies), unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to Executive, or (B) provide Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which Executive was participating at any time within ninety
     (90) days preceding the date of the Change in Control or at any time thereafter or which are provided to other similarly situated executives of the Company;

                    (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                    (vi) any material breach by the Company of any provision of this Agreement;

                    (vii) any purported termination of Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                    (viii) the failure of the Company to obtain an agreement, satisfactory to Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

               (b) Any event or condition described in this Section 2.8 which occurs prior to a Change in Control, but which it is determined (i) was at the request of a

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Third Party, or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

               (c) Executive's right to terminate Executive's employment pursuant to this Section 2.8 shall not be affected by Executive's incapacity due to physical or mental illness.

               (d) For purposes of this Section 2.8, any good faith determination of a Good Reason made by Executive shall be conclusive. In the event Executive makes any such determination, Executive shall notify the Company in writing and shall specify a last day of employment.

          2.9.     Notice of Termination.  Following a Change in Control,
                   ---------------------
"Notice of Termination" shall mean a written notice from the Company of termination of Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          2.10.    Successors and Assigns.  "Successors and Assigns" shall mean
                   ----------------------
a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

          2.11.    Termination Date.  "Termination Date" shall mean (i) in the
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case of Executive's death, Executive's date of death, (ii) in the case of termination of Executive's employment with the Company for Good Reason, the last day of Executive's employment as specified by Executive pursuant to Section 2.8(d), and (iii) in all other cases, the date specified in the Notice of Termination; provided, that if Executive's employment is terminated by the
             --------
Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to Executive; and provided, further, that in the case of
                                       --------  -------
Disability, Executive shall not have returned to the full-time performance of Executive's duties during such period of at least thirty (30) days.

     3.   Termination of Employment.
          -------------------------

          3.1. If, during the term of this Agreement, Executive's employment with the Company shall be terminated within thirteen (13) months following a Change in Control, Executive shall be entitled to the following compensation and benefits:

               (a) If Executive's employment with the Company shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of Executive's death, (iii) due to Executive's retirement pursuant to the Company's policies applying to executive offices generally, or (iv) by Executive other than for Good Reason, the Company shall pay to Executive the Accrued Compensation.

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               (b) If Executive's employment with the Company shall be
terminated for any reason other than as specified in Section 3.1(a), Executive shall be entitled to the following:

                    (i) the Company shall pay Executive all (A) Accrued Compensation and (B) the Bonus Amount times a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date and the denominator of which is 365;

                    (ii) the Company shall pay Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount in cash equal to two (2) times the sum of (A) the Base Amount and (B) the Bonus Amount;

                    (iii) the Company shall provide, at no cost to the Executive, for a period of twenty four (24) months following the Termination Date, the same or substantially equivalent employee benefits, including without limitation, life insurance, medical, dental, prescription and hospitalization benefits, in which Executive was participating at any time within ninety (90) days preceding the date of the Change in Control or at any time thereafter (and if Executive covered Executive's dependents under such benefits, such dependents shall remain covered by such benefits at Company's expense for such twenty four (24) month period), except to the extent that Executive and/or Executive's dependents obtain employee benefits of the same type offered by an entity to which Executive is then providing his services, in which case such coverage provided by the Company shall become secondary; and

                    (iv) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to Executive under the Company's stock option and other stock incentive plans or under any other incentive plan or arrangement shall lapse and such incentive awards shall become 100% vested, all stock options and stock appreciation rights granted to Executive shall become immediately exercisable and shall become 100% vested and all performance units granted to Executive shall become 100% vested.

               (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i) and
(ii) shall be paid in a single lump sum cash payment within ten (10) days after the Termination Date (or earlier, if required by applicable law).

               (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment, except as provided in Section 3.1(b)(iii).

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          3.2.  (a) The severance pay and benefits provided for in this Section
3 shall be in lieu of any other severance or termination pay to which Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                (b) The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans (including the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

     4.  Notice of Termination.  Following a Change in Control, any purported
         ---------------------
termination of Executive's employment by the Company shall be communicated by a Notice of Termination to Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

     5.  Excise Tax Payments.
         -------------------

          5.1 Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to Executive or for Executive's benefit, paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, Executive's employment with the Company or a Change in Control (a "Payment" or "Payments"), would be subject to the excise tax imposed under Code Section 4999, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Payments would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income, employment and any other applicable taxes in addition to the Excise Tax), than if Executive received all of the Payments (any such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless Executive shall have given written notice prior to the Determination (as hereinafter defined) specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by (i) first reducing or eliminating those Payments which have a "parachute payment" value (as determined under Code Section 280G and the regulations promulgated thereunder) equal to the value of the Payment, and then (ii) those Payments in the order in which their "parachute payment" value comes the closest to the value of the Payment, and then (iii) notwithstanding the foregoing provisions, any employee benefits provided pursuant to Section 3.1(b)(iii) of this Agreement. Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

          5.2 An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment

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Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and Executive within five (5) days of the Termination Date, if applicable, or such other time as requested by the Company or by Executive (provided Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and, if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and Executive, subject to the application of
Section 5.3 below.

          5.3 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, Executive either will be greater (an "Excess Payment") or less (an "Underpayment") than the amounts provided for by the limitations contained in Section 5.1.

                 (a) If it is established, pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment, which loan Executive must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, that no loan shall be deemed to have been
                         --------
made and no amount will be payable by Executive to the Company unless, and only to the extent that, the deemed loan and payment would either reduce the amount on which Executive is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.

                 (b) In the event that it is determined, by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to Executive's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to Executive within ten (10) days of such determination or resolution, together with interest on such amount at the applicable federal rate under Code Section 7872(f)(2) from the date such amount would have been paid to Executive until the date of payment.

     6.  Successors; Binding Agreement.
         -----------------------------

          6.1. This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          6.2. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive or Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.

     7.  Fees and Expenses.  The Company shall pay in a timely manner all legal
         -----------------
fees and related expenses (including the costs of experts, evidence and counsel) incurred by Executive as they become due as a result of (a) Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) Executive's seeking to obtain or enforce any right or benefit provided by this Agreement (including but not limited to, any such fees and expenses incurred in connection with any Dispute) or by any other plan or arrangement maintained by the Company under which Executive is or may be entitled to receive benefits, and
(c) Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, that the circumstances set forth in clauses (a) and (b) of this Section 7 (other than as a result of Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

     8.  Notice.    Notices and all other communications provided for in this
         ------
Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     9.  Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
         -------------------------
limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     10. Settlement of Claims.  The Company's obligation to make the payments
         --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

     11.  Miscellaneous.
          -------------

            11.1 No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement.

            11.2 If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, concerning whether such termination was for Cause or (ii) in the event of any termination of employment by Executive, concerning whether Good Reason exists, then, unless and until there is a final, nonappealable judgment of a court of competent jurisdiction declaring that such termination was for Cause or that the determination by Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to Executive and Executive's dependents, as the case may be, that the Company would be required to pay or provide pursuant to Section 3 as though such termination were by the Company without Cause or by Executive with Good Reason; provided,
                                                                    --------
however, that the Company shall not be required to pay any disputed amounts
-------
pursuant to this paragraph except upon receipt of an undertaking by or on behalf of Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

            11.3 Executive and the Company acknowledge that the employment of Executive by the Company is and shall continue to be "at will" and may be terminated by either Executive or the Company at any time.

     12.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Santa Clara County in the State of California.

     13.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or otherwise, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

                                             ACUSON CORPORATION

ATTEST:                                      By:___________________________
                                                 Name:_____________________
_________________________                        Title:____________________
         Secretary

                                             EXECUTIVE

                                             ______________________________
                                                             Signature

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

                                  APPENDIX A
                                  ----------

                            EMPLOYEE BENEFIT PLANS
                            ----------------------


Medical
Dental
Vision
Prescription
Life Insurance
Accidental Death and Dismemberment
Long Term Disability
Paid Time Off

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